   As filed with the Securities and Exchange Commission on February 14, 2000

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      ___________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ___________________________________
                              THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                      Delaware                    54-1163725
              (State or jurisdiction of        (I.R.S. Employer
            incorporation or organization)    Identification No.)

               1001 North 19th Street               22209
                Arlington, Virginia               (Zip Code)
     (Address of principal executive offices)
                      ___________________________________
           Employees' Savings Plan of Central Illinois Light Company
                            (Full title of the plan)
                      ____________________________________
                                 Barry J. Sharp
               Senior Vice President and Chief Financial Officer
                             1001 North 19th Street
                           Arlington, Virginia  22029
                                 (703) 552-1315
                      ____________________________________
                          Copies of communications to:
                          John E. McGrady III, Esquire
                  Buchanan Ingersoll Professional Corporation
                One Oxford Centre, 301 Grant Street, 20th Floor
                           Pittsburgh, PA  15219-1410
                                 (412) 562-8800
                      ____________________________________
                        CALCULATION OF REGISTRATION FEE


 =========================================================================================================================
                                                  Proposed Maximum          Proposed Maximum
 Title of Securities       Amount To Be           Offering Price Per       Aggregate Offering          Amount of
 To Be Registered          Registered                Share (1)                   Price              Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par       1,000,000 shares (2)(3)     $84.0625                 $84,062,500               $22,192.50
 value $.01 per share
=========================================================================================================================

(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on February 10, 2000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employees' Savings Plan of Central Illinois Light Company (the "Plan").

(3) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

================================================================================

        The Exhibit Index for this Registration Statement is at page 8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed with the Commission by The AES Corporation, a Delaware corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Company pursuant to Section 13 (a) or 15(d) of the Exchange Act since December 31, 1998; and

     (c) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A (Registration No. 0-19281 filed on October 9,1996), as amended by Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A (filed on October 10, 1996), including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under the Company's By-Laws, and in accordance with Section 145 of the Delaware General Corporation Law (the "GCL"), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.

     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to the Company's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under the Company's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's By-Laws.

Item 7.  Exemption from Registration Claimed.

  Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.                          Description                          Method of Filing
---------------  ----------------------------------------------------  -----------------------

5.1              Opinion of Buchanan Ingersoll Professional            Filed herewith
                 Corporation regarding legality of the securities
                 being registered.

5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation
                 S-K, the Company confirms that it has submitted or will submit the Plan and all amendments thereto to the Internal Revenue Service in a timely manner and that it has made or will make all changes required by the Internal Revenue Service in order to qualify and/or maintain qualification of the Plan under
                 Section 401 of the Internal Revenue Code.

23.1             Independent Auditors' Consent.                        Filed herewith

23.2             Consent of Buchanan Ingersoll Professional            (included in its
                 Corporation.                                          opinion filed as
                                                                       Exhibit 5.1 hereto)

24.1             Powers of Attorney                                    Filed herewith

Item 9.  Undertakings.

     The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act, the
     --------------
Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 14th day of February, 2000.


                                        THE AES CORPORATION

                                        By:  /s/  William R. Luraschi
                                            -----------------------------
                                            William R. Luraschi
                                            Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of February, 2000.


SIGNATURE                                       TITLE
  /s/ Roger W. Sant*                            Chairman of the Board and Director
----------------------------------------------
(Roger W. Sant)

  /s/ Dennis W. Bakke*                          President, Chief Executive Officer and
----------------------------------------------  Director (Principal Executive Officer)
(Dennis W. Bakke)

  /s/ Dr. Alice F. Emerson*                     Director
----------------------------------------------
(Dr. Alice F. Emerson)

  /s/ Robert F. Hemphill, Jr.*                  Director
----------------------------------------------
(Robert F. Hemphill, Jr.)

  /s/ Frank Jungers*                            Director
----------------------------------------------
(Frank Jungers)

  /s/ John H. McArthur*                         Director
----------------------------------------------
(John H. McArthur)

  /s/ Hazel O'Leary*                            Director
----------------------------------------------
(Hazel O'Leary)


  /s/ Thomas I Unterberg*                       Director
----------------------------------------------
(Thomas I; Unterberg)
  /s/ Robert H. Waterman, Jr.*                  Director
----------------------------------------------
(Robert H. Waterman, Jr.)
  /s/ Barry J. Sharp*                           Vice President and Chief Financial Officer
----------------------------------------------  (Principal Financial and Accounting Officer)
(Barry J. Sharp)

                                                *By:  /s/  Barry J. Sharp
                                                     --------------------------------
                                                     Barry J. Sharp
                                                     Attorney-in-fact


     The Plan.  Pursuant to the requirements of the Securities Act of 1933, the
     --------
trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of February, 2000.


                                            EMPLOYEES' SAVINGS PLAN OF
                                            CENTRAL ILLINOIS LIGHT COMPANY

                                            By:  Central Illinois Light Company,
                                                 its Plan Administrator

                                            By:  /s/  John G. Sahn
                                                --------------------------------
                                                John G. Sahn
                                                Secretary

                                 EXHIBIT INDEX


Exhibit No.      Description                                           Method of Filing
---------------  ----------------------------------------------------  -----------------------

5.1              Opinion of Buchanan Ingersoll Professional            Filed herewith
                 Corporation regarding legality of the securities
                 being registered.

5.2 In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation
                 S-K, the Company confirms that it has submitted or will submit the Plan and all amendments thereto to the Internal Revenue Service in a timely manner and that it has made or will make all changes required by the Internal Revenue Service in order to qualify and/or maintain qualification of the Plan under
                 Section 401 of the Internal Revenue Code.

23.1             Independent Auditors' Consent.                        Filed herewith

23.2             Consent of Buchanan Ingersoll Professional            (included in its
                 Corporation.                                          opinion filed as
                                                                       Exhibit 5.1 hereto)

24.1             Powers of Attorney                                    Filed herewith